August 3, 1998


Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Mirabilis Ltd.

Dear Sirs:

Our audit with respect to the financial statements of the above company was conducted in accordance with Israeli auditing standards (GAAS).

In practice, the principles and approach of Israeli GAAS and US GAAS are virtually identical.

Sincerely yours,


/s/Kesselman & Kesselman
Kesselman & Kesselman
Certified Public Accountants (lsr.)